Pacific Biosciences Appoints Christian Henry to Board of Directors
Industry Veteran Previous Served as EVP & Chief Commercial Officer of Illumina

MENLO PARK, Calif., July 31, 2018 (GLOBE NEWSWIRE) -- Pacific Biosciences of California, Inc. (Nasdaq: PACB), the leading provider of high-quality sequencing of genomes, transcriptomes and epigenomes, today announced that it has appointed industry veteran Christian Henry to its Board of Directors. Mr. Henry has over 20 years of leadership experience, including over 10 years in executive-level positions at Illumina, Inc.

Mr. Henry joined Illumina in 2005 and, during his tenure there, he served in multiple executive roles, including Vice President & Chief Financial Officer, Senior Vice President, Corporate Development, General Manager Life Sciences, and General Manager Genomics Solutions. In his most recent position as Executive Vice President & Chief Commercial Officer, Mr. Henry had direct responsibility for the development and implementation of all aspects of Illumina’s commercial strategy. Mr. Henry also played leading roles in Illumina’s acquisitions of several life sciences companies, and led Illumina’s successful integration of Solexa.

Henry was awarded CFO of the Year by the San Diego Business Journal in 2008 and 2009. He received his BA in biochemistry and cell biology from the University of California, San Diego and his MBA from the University of California, Irvine. Mr. Henry currently serves as chairman of the board of WAVE Life Sciences Ltd., and also serves on the board of Gingko Bioworks, Inc.

“Christian is a highly-respected executive and industry veteran and we are delighted to have him join our Board of Directors,” said Michael Hunkapiller, Chairman and Chief Executive Officer of Pacific Biosciences. “His business expertise, scientific background and deep understanding of the sequencing market will be a valuable addition to PacBio as our products become more widely established for a broad spectrum of applications, including highly accurate and contiguous de novo genome assembly, transcript isoform annotation and, particularly with the launch of our new SMRT® Cell 8M next year, larger scale use of our technology in population-scale human genome projects and clinical research.”

“I am very pleased to join PacBio’s board at this exciting time for the company,” said Christian Henry. “I am enthusiastic about its truly unique SMRT Sequencing technology and potential to become an increasingly significant player in the global sequencing market, and I look forward to working with the company’s board and management team to drive greater adoption for PacBio’s current and upcoming products.”

Bill Ericson, Lead Independent Director of Pacific Biosciences, Managing Partner at Mohr Davidow Ventures and founding partner at Wildcat Venture Partners, commented: “Christian brings with him a wealth of relevant experience and domain expertise. As a key member of the management team that built Illumina into the sequencing market leader that it is today, his perspective and guidance will be invaluable as PacBio scales its commercial operations and seeks to further expand its market presence.”

About Pacific Biosciences
Pacific Biosciences of California, Inc. (NASDAQ: PACB) offers sequencing systems to help scientists resolve genetically complex problems. Based on its novel Single Molecule, Real-Time (SMRT®) technology, Pacific Biosciences’ products enable: de novo genome assembly to finish genomes in order to more fully identify, annotate and decipher genomic structures; full-length transcript analysis to improve annotations in reference genomes, characterize alternatively spliced isoforms in important gene families, and find novel genes; targeted sequencing to more comprehensively characterize genetic variations; and real-time kinetic information for epigenome characterization. Pacific Biosciences’ technology provides high accuracy, ultra-long reads, uniform coverage, and the ability to simultaneously detect epigenetic changes. PacBio® sequencing systems, including consumables and software, provide a simple, fast, end-to-end workflow for SMRT Sequencing. More information is available at www.pacb.com.

Forward-Looking Statements
All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to future product launches, markets or market adoption, availability, uses, accuracy, quality or performance of, or benefits of using, products or technologies, the suitability or utility of products or technologies for particular applications or projects, the expected benefits of appointing Mr. Henry as a company director and other future events. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, changes in circumstances and other factors that are, in some cases, beyond Pacific Biosciences’ control and could cause actual results to differ materially from the information expressed or implied by forward-looking statements made in this press release. Factors that could materially affect actual results can be found in Pacific Biosciences’ most recent filings with the Securities and Exchange Commission, including Pacific Biosciences’ most recent reports on Forms 8-K, 10-K and 10-Q, and include those listed under the caption “Risk Factors.”

Pacific Biosciences undertakes no obligation to revise or update information in this press release to reflect events or circumstances in the future, even if new information becomes available.

Contacts
Media:
Nicole Litchfield
415.793.6468
nicole@bioscribe.com

Investors:
Trevin Rard
650.521.8450
ir@pacificbiosciences.com